UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

(Amendment No. )

Check the appropriate box:

☒	Preliminary Information Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

☐	Definitive Information Statement

YONG BAI CHAO NEW RETAIL CORPORATION
(Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

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☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) of Schedule 14A (17 CFR 240.14a-101) per Item 1 of this Schedule and Exchange Act Rules 14c-5(g) and 0-11

Yong Bai Chao New Retail Corporation

3209, South Building, Building 3, No. 39 Hulan

West Road, Boashan District

Shanghai PRC

NOTICE OF ACTION BY WRITTEN CONSENT OF STOCKHOLDERS

NOTICE IS HEREBY GIVEN that the stockholders of the majority of the voting stock of Yong Bai Chao New Retail Corporation, a Nevada corporation (the “Company” “we”, “us,” or “our”), have approved the following action without a meeting of stockholders in accordance with in accordance with Section 78.315 of the Nevada Revised Statutes:

The approval for the adoption of the amended and restated articles of incorporation to effect a 1-for-20 reverse split of our common stock (“Reverse Stock Split”). The action will become effective on the 20th day after the definitive Information Statement is mailed to our stockholders.

The enclosed Information Statement contains information pertaining to the matters acted upon.

We Are Not Asking You for a Proxy and You are Requested Not To Send Us a Proxy

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THE REVERSE STOCK SPLIT HAS NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION, NOR HAS THE SECURITIES AND EXCHANGE COMMISSION PASSED UPON THE FAIRNESS OR MERIT OF THE REVERSE STOCK SPLIT NOR UPON THE ACCURACY OR ADEQUACY OF THE INFORMATION CONTAINED IN THIS INFORMATION STATEMENT. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

THIS IS NOT A NOTICE OF A SPECIAL MEETING OF STOCKHOLDERS, AND NO STOCKHOLDER MEETING WILL BE HELD TO CONSIDER THE REVERSE STOCK SPLIT. WE ARE NOT ASKING YOU FOR A PROXY, AND YOU ARE REQUESTED NOT TO SEND US A PROXY. THE ACCOMPANYING MATERIAL IS BEING SENT TO YOU FOR INFORMATIONAL PURPOSES ONLY.

May 30, 2023	By:	/s/ Fei Wang
Fei Wang
Chief Executive Officer, President and Director

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INFORMATION STATEMENT

GENERAL INFORMATION

WE ARE NOT ASKING YOU FOR A PROXY, AND YOU ARE REQUESTED NOT TO SEND US A PROXY

This Information Statement is being furnished in connection with the action by written consent of stockholders taken without a meeting of a proposal to approve the actions described in this Information Statement. We are mailing this Information Statement to our stockholders on or about May [●], 2023.

What action was taken by written consent?

On May 17, 2023 we obtained majority stockholder consent for adoption of the amended and restated articles of incorporation, to effect a 1-for-20 reverse split of our outstanding common stock.

How many shares of common stock and preferred stock were outstanding on May 17, 2023?

On May 17, 2023, the date we received the consent of our majority stockholders, there were 189,120,068 shares of common stock and 0 shares of Preferred Stock outstanding.

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What vote was obtained to approve the amendment and restatement of the articles of incorporation described in this Information Statement?

We obtained the approval of the following stockholders, who in aggregate held approximately 75.98% of our voting common stock as of May 17, 2023.

Name of shareholder	Percentage of voting stock held
Fei Wang	42.30%
Zhengpeng Lu	14.38%
Environmental Control Corp	11.90%
Li Yang	7.40%

Who is paying the cost of this Information Statement?

We will pay for preparing, printing and mailing this Information Statement.

RESOLUTION 1: 1-FOR-20 REVERSE STOCK SPLIT

Amendment and Restatement of the Articles of Incorporation

On May 11, 2023 our board of directors approved the amendment to and adopting of the amended and restated articles of incorporation (the “Amended and Restated Articles of Incorporation”), to effect a 1-for-20 reverse stock split of the Company’s outstanding common stock (the “Reverse Stock Split”). On May 17, 2023, the majority stockholders by written consent adopted and ratified the Amended and Restated Articles of Incorporation, substantially in the form set forth in Annex A herein, in order to effect the Reverse Stock Split.

The Reverse Stock Split will become effective upon the filing of the Amended and Restated Articles of Incorporation with the Secretary of State of the State of Nevada. We will file the Amended and Restated Articles of Incorporation to effect the Reverse Stock Split approximately (but not less than) 20 days after this Information Statement is mailed to stockholders.

As a result of the Reverse Stock Split, each 20 shares of common stock (the “Old Shares”) will become and be consolidated into one share of common stock (the “New Shares”), with stockholders who would receive a fractional share to receive a whole number of one share. Accordingly, the number of shares of common stock issued and outstanding will decrease from 189,120,068 to approximately 9,456,004. Since additional fractional shares may be issued in order to round up fractional shares, we currently do not know the exact number of New Shares that will be outstanding after the Reverse Stock Split.

Reasons for the Reverse Stock Split

The Company’s common stock is quoted on the OTC Pink Market under the symbol “YBCN”. The shares of common stock of the Company have traded at low prices for some time. The reverse stock split is intended to increase the per share stock price. We believe that if we are successful in maintaining a higher stock price, the stock will generate greater interest among professional investors and institutions. If we are successful in generating interest among such entities, we anticipate that our common stock would have greater liquidity and a stronger investor base.

In evaluating the reverse stock split, the Company's Board of Directors also took into consideration negative factors associated with reverse stock splits. These factors include the negative perception of reverse stock splits held by many investors, analysts and other stock market participants, as well as the fact that the stock price of some companies that have effected reverse stock splits has subsequently declined back to pre-reverse stock split levels. The Board, however, determined that these negative factors were outweighed by the potential benefits.

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Potential Effects of the Reverse Stock Split

The immediate effect of the Reverse Stock Split will be to reduce the number of shares of common stock outstanding, and to increase the trading price of the common stock. However, the effect of any reverse stock split upon the market price of the common stock cannot be predicted, and the history of reverse stock splits for companies in similar circumstances is varied. We cannot assure you that the trading price of the common stock after the reverse stock split will rise in exact proportion to the reduction in the number of shares of the common stock outstanding as a result of the reverse stock split. Also, as stated above, the Company cannot assure you that a reverse stock split will lead to a sustained increase in the trading price of the common stock. The trading price of the common stock may change due to a variety of other factors, including the Company’s operating results, other factors related to the Company’s business, and general market conditions.

Effect on Ownership by Individual Shareholders

The New Shares issued pursuant to the Reverse Stock Split will be fully paid and non-assessable. All New Shares will have the same voting rights and other rights as the Old Shares. Our stockholders do not have preemptive rights to acquire additional shares of common stock. The Reverse Stock Split will not alter any shareholder’s percentage interest in our equity, except to the extent that the Reverse Stock Split results in any of our stockholders owning a fractional share, which will be rounded up to the next whole number of shares.

Effect on Options, Warrants and other Securities

All outstanding options, warrants, and other securities entitling their holders to purchase shares of common stock will be adjusted as a result of the Reverse Stock Split, as required by the terms of these securities. In particular, the conversion ratio for each instrument will be reduced, and the exercise price, if applicable, will be increased, in accordance with the terms of each instrument and based on the of 1 for 20 ratio.

Other Effects on Outstanding Shares

As stated above, the rights of the outstanding shares of common stock will remain the same after the reverse stock split.

The Reverse Stock Split may result in some shareholders owning “odd-lots” of less than 100 shares of common stock. Brokerage commissions and other costs of transactions in odd-lots are generally higher than the costs of transactions in "round-lots" of even multiples of 100 shares.

The Company’s common stock is currently registered under Section 12(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). As a result, the Company is subject to the periodic reporting and other requirements of the Exchange Act. The reverse stock split will not affect the registration of the Company’s common stock under the Exchange Act.

Risks Associated with the Reverse Stock Split

There are risks associated with the Reverse Stock Split, including that the Reverse Stock Split may not result in a sustained increase in the per share price of our Common Stock. There is no assurance that:

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the market price per share of the Common Stock after the Reverse Stock Split will rise in proportion to the reduction in the number of shares of the Common Stock outstanding before the Reverse Stock Split;

•	the Reverse Stock Split will result in a per share price that will attract brokers and investors who do not trade in lower priced stocks; or
•	the Reverse Stock Split will result in a per share price that will increase our ability to attract and retain employees and other service providers.

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Stockholders should note that the effect of the Reverse Stock Split, if any, upon the market price for the Common Stock cannot be accurately predicted. In particular, we cannot assure you that prices for shares of the Common Stock after the Reverse Stock Split will be proportionally higher than the prices for shares of the Common Stock immediately prior to the Reverse Stock Split. Furthermore, even if the market price of the Common Stock does rise following the Reverse Stock Split, we cannot assure you that the market price of the Common Stock immediately after the proposed Reverse Stock Split will be maintained for any period of time. Even if an increased per-share price can be maintained, the Reverse Stock Split may not achieve the desired results that have been outlined above. Moreover, because some investors may view the Reverse Stock Split negatively, we cannot assure you that the Reverse Stock Split will not adversely impact the market price of the Common Stock.

The market price of the Common Stock will also be based on our performance and other factors, some of which are unrelated to the Reverse Stock Split or the number of shares outstanding. If the Reverse Stock Split is effected and the market price of the Common Stock declines, the percentage decline as an absolute number and as a percentage of our overall market capitalization may be greater than would occur in the absence of a Reverse Stock Split. The total market capitalization of the Common Stock after implementation of the Reverse Stock Split when and if implemented may also be lower than the total market capitalization before the Reverse Stock Split. Furthermore, the liquidity of the Common Stock could be adversely affected by the reduced number of shares that would be outstanding after the Reverse Stock Split.

Authorized Shares of Common Stock

The reverse stock split will not change the number of authorized shares of the Company’s common stock under the Company’s articles of incorporation. Because the number of issued and outstanding shares of common stock will decrease, the number of shares of common stock remaining available for issuance will increase. Under our articles of incorporation, our authorized capital stock consists of 190,000,000 shares of common stock, $0.001 par value per share, and 10,000,000 shares of preferred stock, par value $0.001 per share. The Company does not currently have any plans, proposal or arrangement to issue any of its authorized but unissued shares of common stock. However, it is possible that some of these additional shares could be used in the future for various purposes without further stockholder approval, except as such approval may be required in particular cases by our charter documents, applicable law or the rules of any stock exchange or other system on which our securities may then be listed. These purposes may include: raising capital, providing equity incentives to employees, officers or directors, establishing strategic relationships with other companies, and expanding the company’s business or product lines through the acquisition of other businesses or products.

By increasing the number of authorized but unissued shares of common stock, the Reverse Stock Split could, under certain circumstances, have an anti-takeover effect, although this is not the intent of the Board of Directors. For example, it may be possible for the Board of Directors to delay or impede a takeover or transfer of control of the Company by causing such additional authorized but unissued shares to be issued to holders who might side with the Board of Directors in opposing a takeover bid that the Board of Directors determines is not in the best interests of the Company or its stockholders. The Reverse Stock Split therefore may have the effect of discouraging unsolicited takeover attempts. By potentially discouraging initiation of any such unsolicited takeover attempts the Reverse Stock Split may limit the opportunity for the Company’s stockholders to dispose of their shares at the higher price generally available in takeover attempts or that may be available under a merger proposal. The Reverse Stock Split may have the effect of permitting the Company’s current management, including the current Board of Directors, to retain its position, and place it in a better position to resist changes that stockholders may wish to make if they are dissatisfied with the conduct of the Company’s business. However, the Board of Directors is not aware of any attempt to take control of the Company and the Board of Directors has not approved the Reverse Stock Split with the intent that it be utilized as a type of anti-takeover device. The Company’s articles of incorporation and by-laws do not have any anti-takeover provisions.

Fractional Shares

The Company will not issue fractional shares in connection with the Reverse Stock Split. Instead, any fractional share resulting from the Reverse Stock Split will be rounded up to the nearest whole share.

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Accounting Consequences

The par value of the common stock will remain unchanged at $0.001 per share after the reverse stock split. Also, the capital account of the Company will remain unchanged, and the Company does not anticipate that any other accounting consequences will arise as a result of the reverse stock split.

Federal Income Tax Consequences

We believe that the United States federal income tax consequences of the Reverse Stock Split to holders of common stock will be as follows:

(i)

Except as explained in (v) below with respect to fractional shares, no income gain or loss will be recognized by a shareholder on the surrender of the current shares or receipt of the certificate representing new post-split shares.

(ii)	Except as explained in (v) below with respect to fractional shares, the tax basis of the New Shares will equal the tax basis of the Old Shares exchanged therefore.

(iii)	Except as explained in (v) below, the holding period of the New Shares will include the holding period of the Old Shares if such Old Shares were held as capital assets.

(iv)	The conversion of the Old Shares into the New Shares will produce no taxable income or gain or loss to us.

(v)

The federal income tax treatment of the receipt of the additional fractional interest by a shareholder is not clear and may result in tax liability not material in amount in view of the low value of such fractional interest.

Our opinion is not binding upon the Internal Revenue Service or the courts, and there can be no assurance that the Internal Revenue Service or the courts will accept the positions expressed above.

THE ABOVE IS A BRIEF SUMMARY OF THE EFFECT OF FEDERAL INCOME TAXATION UPON THE PARTICIPANTS AND THE COMPANY WITH RESPECT TO THE REVERSE STOCK SPLIT, AND DOES NOT CONSTITUTE A TAX OPINION. THIS SUMMARY DOES NOT PURPORT TO BE COMPLETE AND DOES NOT ADDRESS THE FEDERAL INCOME TAX CONSEQUENCES TO TAXPAYERS WITH SPECIAL TAX STATUS. IN ADDITION, THIS SUMMARY DOES NOT DISCUSS THE PROVISIONS OF THE INCOME TAX LAWS OF ANY MUNICIPALITY, STATE OR FOREIGN COUNTRY IN WHICH THE STOCKHOLDER MAY RESIDE, AND DOES NOT DISCUSS ESTATE, GIFT OR OTHER TAX CONSEQUENCES OTHER THAN INCOME TAX CONSEQUENCES. THE COMPANY ADVISES EACH PARTICIPANT TO CONSULT HIS OR HER OWN TAX ADVISOR REGARDING THE TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT AND FOR REFERENCE TO APPLICABLE PROVISIONS OF THE CODE.

Procedure for Effecting the Reverse Stock Split and Exchange of Stock Certificates

The reverse stock split will be implemented by filing an amendment to the Company's articles of incorporation with the Secretary of State of the State of Nevada. We will obtain a new CUSIP number for the new common stock effective at the time of the Reverse Stock Split.

As of the effective date of the reverse stock split, each certificate representing shares of common stock before the reverse stock split will be deemed, for all corporate purposes, to evidence ownership of the reduced number of shares of common stock resulting from the Reverse Stock Split. All options, warrants, and other securities will also be automatically adjusted on the effective date.

The Company anticipates that its transfer agent will act as the exchange agent for purposes of implementing the exchange of stock certificates. As soon as practicable after the effective date, shareholders will be notified of the effectiveness of the Reverse Stock Split. Shareholders of record will receive a letter of transmittal requesting them to surrender their stock certificates for stock certificates reflecting the adjusted number of shares as a result of the reverse stock split. Persons who hold their shares in brokerage accounts or “street name” will not be required to take any further actions to effect the exchange of their certificates. Instead, the holder of the certificate will be contacted.

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No new certificates will be issued to a shareholder until the shareholder has surrendered the shareholder's outstanding certificate(s) together with the properly completed and executed letter of transmittal to the exchange agent. Until surrender, each certificate representing shares before the reverse stock split will continue to be valid and will represent the adjusted number of shares based on the exchange ratio of the reverse stock split, rounded up to the nearest whole share. Shareholders should not destroy any stock certificate and should not submit any certificates until they receive a letter of transmittal.

BENEFICIAL OWNERSHIP OF SECURITIES AND SECURITY OWNERSHIP OF MANAGEMENT

The following table sets forth certain information concerning the ownership of the company's common stock as of May 17, 2023 with respect to: (i) each person known to the Company to be the beneficial owner of more than five percent of the Company's common stock; (ii) all directors and executive officers; and (iii) directors and executive officers of the Company as a group. To the knowledge of the Company, each shareholder listed below possesses sole voting and investment power with respect to the shares indicated.

Unless otherwise indicated, the address for each director and executive officer listed is: c/o Ever Harvest International Group, Inc., 3209, South Building, Building 3, No. 39 Hulan, West Road, Boashan District, Shanghai PRC. Except as otherwise indicated, the persons listed below have sole voting and investment power with respect to all shares of our common stock owned by them.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Outstanding Shares of Class Owned (1)
Directors and Executive Officers
Fei Wang	80,000,000	*	42.30%
Zhengpeng Lu	27,200,000	*	14.38%
Li Yang	14,000,000	*	7.40%
Min Zhang	-		-
Yanying Feng	-		-
Officers and directors as a group (5 persons)	121,200,000		64.09%
5% or more owners
Environmental Control Corp. (2)	22,500,000	*	11.90%

*Restricted Shares

(1)

Applicable percentage ownership is based on 189,120,068 shares of common stock outstanding as of May 17, 2023, together with securities exercisable or convertible into shares of common stock within 60 days of May 17, 2023. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock that a person has the right to acquire beneficial ownership of upon the exercise or conversion of options, convertible stock, warrants or other securities that are currently exercisable or convertible or that will become exercisable or convertible within 60 days of May 17, 2023 are deemed to be beneficially owned by the person holding such securities for the purpose of computing the number of shares beneficially owned and percentage of ownership of such person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

(2)	The address of the stockholder is 2201 Dongfang Square, Dongsheng District, Beijing PRC.

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INTEREST OF CERTAIN PERSONS IN OR OPPOSITION TO MATTERS TO BE ACTED UPON

No person who has been a director or officer of the Company at any time since the beginning of the last fiscal year, nominee for election as a director of the Company, nor associates of the foregoing persons have any substantial interest, direct or indirect, in proposed amendment to the Company's articles of incorporation which differs from that of other stockholders of the Company.

SEC PERIODIC REPORTS

We are subject to the information and reporting requirements of the Securities Exchange Act of 1934, as amended, and in accordance with such act we file periodic reports, documents and other information with the Securities and Exchange Commission relating to our business, financial statements and other matters. We file annual, quarterly and special reports, along with other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov.

WHERE YOU CAN FIND MORE INFORMATION

The Company files reports, information statements and other information with the SEC as required by the Exchange Act. You may read and copy reports, information statements and other information filed by the Company with the SEC at its public reference room located at 100 F Street, N.E., Washington, D.C. 20549-1004. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. You may also obtain copies of the materials described above at prescribed rates by writing to the SEC, Public Reference Section, 100 F Street, N.E., Washington, D.C. 20549-1004. The Company files reports, information statements and other information electronically with the SEC. You may access information on the Company at the SEC web site containing reports, information statements and other information at http://www.sec.gov. This information statement describes the material elements of relevant contracts, exhibits and other information attached as annexes or exhibits to this Information Statement. Information and statements contained in this Information Statement are qualified in all respects by reference to the copy of the relevant contract or other document included as an annex or exhibit to this document.

DISCLOSURE REGARDING FORWARD LOOKING STATEMENTS

This Information Statement and the documents incorporated by reference into this Information Statement contain forward-looking statements that are subject to risks and uncertainties. All statements other than statements of historical fact contained in this Information Statement and the materials accompanying this Information Statement are forward-looking statements.

Frequently, but not always, forward-looking statements are identified by the use of the future tense and by words such as ‘believes,” “expects,” “anticipates,” “intends,” “will,” “may,” “could,” “would,” “projects,” “continues,” “estimates,” or similar expressions. Forward-looking statements are not guarantees of future performance and actual results could differ materially from those indicated by the forward-looking statements. Forward-looking statements involve known and unknown risks, uncertainties, and other factors that may cause our company or its industry’s actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by the forward-looking statements.

The forward-looking statements contained or incorporated by reference in this Information Statement are forward-looking statements and are subject to the safe harbor created by the Private Securities Litigation Reform Act of 1995. These statements include declarations regarding our plans, intentions, beliefs or current expectations.

The forward-looking statements included in this Information Statement are made only as of the date of this Information Statement. The forward-looking statements are based on the beliefs of management, as well as assumptions made by and information currently available to management and are subject to certain risks and uncertainties that could cause actual results to differ materially from historical results of those anticipated. These uncertainties and other risk factors include, but are not limited to: the possibility that we may fail to preserve our expertise in medical therapy and product research and development; that existing and potential partners may opt to work with, or favor the products of, competitors if our competitors offer more favorable products or pricing terms; that we may be unable to maintain or grow sources of revenue; that we may be unable to attain and maintain profitability; that we may be unable to attract and retain key personnel; that we may not be able to effectively manage, or to increase, our relationships with customers; that we may have unexpected increases in costs and expenses; and what effect the current COVID-19 pandemic may have on the Company.

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We further caution investors that other factors might, in the future, prove to be important in affecting our results of operations. New factors emerge from time to time and it is not possible for management to predict all such factors, nor can it assess the impact of each such factor on the business or the extent to which any factor, or a combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

Forward-looking statements are expressly qualified in their entirety by this cautionary statement. The forward-looking statements included in this document are made as of the date of this document and we do not undertake any obligation to update forward-looking statements to reflect new information, subsequent events or otherwise, except as required by law.

PLEASE NOTE THAT THIS IS NEITHER A REQUEST FOR YOUR VOTE NOR A PROXY STATEMENT, BUT RATHER AN INFORMATION STATEMENT DESIGNED TO INFORM YOU OF THE ACTIONS THAT HAVE BEEN APPROVED AND TO PROVIDE YOU WITH INFORMATION ABOUT THE ACTIONS AND OTHER RELEVANT BACKGROUND INFORMATION.

Sincerely,

YONG BAI CHAO NEW RETAIL CORPORATION

May 30, 2023	By:	/s/ Fei Wang
Fei Wang
Chief Executive Officer, President and Director

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